EXHIBIT 23.01

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Sontra Medical Corporation on Form S-8 (File Nos. 333-92414, 333-101517 and 333-106201) and the Registration Statement of Sontra Medical Corporation on Form S-3 (File No. 333-109716), of our report dated January 30, 2004 relating to the consolidated financial statements for the years ended December 31, 2003 and 2002, which is part of this Form 10-KSB.

/s/ Wolf & Company, P.C.
Wolf & Company, P.C.
Boston, Massachusetts
March 15, 2004